UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2025

CALIFORNIA BANCORP

(Exact name of registrant as specified in its charter)

California	001-41684	84-3288397
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12265 El Camino Real, Suite 210
San Diego, California	92310
(Address of principal executive offices)	(Zip Code)

(844) 265-7622

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock	BCAL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 31, 2025, Steven E. Shelton retired as Chief Executive Officer and as a member of the Board of Directors of California BanCorp (the “Company”) and its wholly-owned bank subsidiary, California Bank of Commerce, N.A. (the “Bank”). His decision to retire is not the result, in whole or in part, of any disagreement with the Company on any matters relating to the Company’s operations, policies or practices.

In connection with Mr. Shelton’s retirement, the Company and the Bank entered into a Transition and Separation Agreement with Mr. Shelton dated December 31, 2025 (the “Transition Agreement”), under which Mr. Shelton will serve as a strategic transition partner from January 1, 2026 to December 31, 2026 in exchange for a base salary of $16,666.66 per month. Mr. Shelton has also agreed to a general release of claims, dated as of December 31, 2025 (the “Release”), which provides for a separation payment of $996,400 paid in a lump sum on the Bank’s first regular payroll date on or following July 1, 2026, COBRA severance benefits, payment of a 2025 discretionary bonus if earned, the acceleration and vesting of all outstanding and unvested stock awards previously granted to Mr. Shelton prior to July 31, 2024, full vesting in Mr. Shelton’s executive supplemental compensation agreement (“SERP”) and provision of certain additional benefits under Mr. Shelton’s SERP as more fully described in the Release.

The foregoing description of the Transition Agreement and Release is not intended to be complete and is qualified in its entirety by reference to the Transition Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K, and the Release, a copy of which is attached as Exhibit A to the Transition Agreement.

David I. Rainer, the Chairman of the Board and Executive Chairman of the Company and the Bank, was appointed to the additional position of Chief Executive Officer of the Company and the Bank, effective as of January 1, 2026. Identification and business experience information for Mr. Rainer is described in the Company’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on April 8, 2025 (as revised, the “Proxy Statement”), and is incorporated herein by reference. Compensation and benefits for Mr. Rainer did not change for his new role as Chief Executive Officer and is as described in the Proxy Statement, and such description is incorporated herein by reference. A copy of Mr. Rainer’s employment agreement is attached to this Current Report on Form 8-K as Exhibit 10.2 and is incorporated herein by reference.

There are no arrangements or understandings between Mr. Rainer and any other persons pursuant to which he was selected as Chief Executive Officer of the Company or the Bank. There are also no family relationships between Mr. Rainer and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure

A copy of the press release announcing Mr. Shelton’s retirement and Mr. Rainer’s appointment as the Chief Executive Officer of the Company and the Bank is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 and Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Transition and Separation Agreement, dated December 31, 2025, by and among California BanCorp, California Bank of Commerce, N.A., and Steven E. Shelton
10.2	Employment Agreement by and among David I. Rainer, Southern California Bancorp and Bank of Southern California, N.A., dated as of January 30, 2024 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K,filed on January 30, 2024)
99.1	Press Release dated January 7, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALIFORNIA BANCORP

Date: January 7, 2026	By:	/s/ David I. Rainer
David I. Rainer
Chief Executive Officer